UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2014

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Shareholders Meeting of Hampton Roads Bankshares, Inc. (the “Company”) was held on June 12, 2014.  The following items were voted on by shareholders, with the following results:

1.  The shareholders elected the following individuals to the Board of Directors for a term of one year each, expiring at the 2015 annual meeting:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
James F. Burr	153,140,373	636,174	10,843,674
Patrick E. Corbin	153,145,360	631,187	10,843,674
Henry P. Custis, Jr.	152,826,885	949,662	10,843,674
Douglas J. Glenn	153,140,339	636,208	10,843,674
Robert B. Goldstein	152,945,128	831,419	10,843,674
Hal F. Goltz	152,957,740	818,807	10,843,674
Stephen J. Gurgovits	153,144,707	631,840	10,843,674
Charles M. Johnston	153,140,853	635,694	10,843,674
William A. Paulette	153,142,582	633,965	10,843,674
John S. Poelker	153,129,436	647,111	10,843,674
Billy G. Roughton	153,014,993	761,554	10,843,674
W. Lewis Witt	153,120,579	655,968	10,843,674

2.      The shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2014.

Votes For	164,353,713
Votes Against	114,302
Abstain	152,206

3.      The shareholders approved, on an advisory basis, a proposal endorsing the compensation of the Company’s named executive officers as disclosed in the Company’s 2014 proxy statement.
Votes For	153,209,031
Votes Against	395,169
Abstain	172,347
Broker Non-Votes	10,843,674

4.      The shareholders recommended, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis, by the votes set forth in the table below:

One-Year Frequency Vote	Two-Year Frequency Vote	Three-Year Frequency Vote	Abstain
152,160,267	22,713	1,426,504	167,063

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: June 17, 2014	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive
Officer